Exhibit 99.1

Jones Soda Co. Reports Fiscal 2017 First Quarter Results

SEATTLE--(BUSINESS WIRE)--May 4, 2017--Jones Soda Co. (the Company) (OTCQB: JSDA), a leader in the premium soda category and known for its unique branding and innovative marketing, today announced results for the first quarter ended March 31, 2017.

“During the first quarter of 2017, we saw strong reorders of our new co-branded glass bottle product at 7-Eleven USA. Despite the positive customer acceptance of our 7-Eleven line up and growth in the Company’s emerging Lemoncocco and Fountain programs, this quarter’s revenue was lower than the comparable period primarily because of larger product load in shipments to 7-Eleven in the first quarter of 2016. We are pleased the beverage initiatives that represent the strongest growth opportunities for our shareholders are performing and in line with our expectations for the winter sales season,” stated Jennifer Cue, CEO of Jones Soda Co.

For the first quarter of 2017, the Company reported revenue of $3.5 million, compared to the prior year’s first quarter revenue of $4.3 million. The Company reported a net loss for the first quarter of 2017 of $197,000 or ($0.00) per share, compared to a net income of $49,000 or $0.00 per share, for the first quarter of 2016.

First Quarter Review - Comparison of Quarters Ended March 31, 2017 and 2016

Our current co-branded 7-Select® glass product was launched during the fourth quarter of 2016 and the first quarter of 2017, as compared to the significant pipeline fill of the PET co-branded 7-Select® product in the comparable first quarter of 2016.

  Revenue was approximately $3.5 million compared to $4.3 million for the prior year.
  Gross margin decreased to 24.1% of revenue, compared to 27.4% last year.
  Net loss was to $197,000 or $(0.00) per share, compared to a net income of $49,000 or $0.00 per share, last year.

Max Schroedl, the Company’s CFO, added, “We have the streamlined cost structure and balance sheet in place to operate efficiently and support our ongoing growth initiatives.”

Conference Call

The Company will discuss its results for the quarter ended March 31, 2017 on its scheduled conference call today, May 4, 2017 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time). This call will be webcast and can be accessed by visiting our website at www.jonessoda.com or www.jonessoda.com/company/jones-press/webcasts. Investors may also listen to the call via telephone by dialing (719) 325-2460 (confirmation code: 2908472). In addition, a telephone replay will be available by dialing (412) 317-6671 (confirmation code: 2908472) through May 11, 2017, at 11:59 p.m. Eastern Time.

Presentation of Non-GAAP Information

This press release contains disclosure of the Company's Adjusted EBITDA, which is a not a United States Generally Accepted Accounting Principle (“GAAP”) financial measure. The difference between Adjusted EBITDA (a non-GAAP measure) and Net Loss (the most comparable GAAP financial measure) is the exclusion of interest expense, income tax expense, depreciation and amortization expense and stock-based compensation. We have included a reconciliation of Adjusted EBITDA to Net Loss in our Non-GAAP Reconciliation in this press release. This non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact of certain expenses to our consolidated statements of operations. In addition, because Adjusted EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. We believe that Adjusted EBITDA provides useful information to investors about the Company's results attributable to operations, in particular by eliminating the impact of non-cash charges related to stock-based compensation, amortization and depreciation that is consistent with the manner in which we evaluate the Company's performance. These adjustments to the Company's GAAP results are made with the intent of providing a more complete understanding of the Company's underlying operational results and provide supplemental information regarding our current ability to generate cash flow. This non-GAAP financial measure and is not intended to be considered in isolation or as a replacement for, or superior to net (loss) as an indicator of the Company's operating performance, or cash flow, as a measure of its liquidity. Adjusted EBITDA should be reviewed in conjunction with Net Loss as calculated in accordance with GAAP.

About Jones Soda Co.

Headquartered in Seattle, Washington, Jones Soda Co.® (OTCQB: JSDA) markets and distributes premium beverages under the Jones® Soda, Jones Zilch®, Jones Stripped™ and LEMONCOCCO™ brands. A leader in the premium soda category, Jones Soda is known for its variety of flavors, made with cane sugar and other high quality ingredients and incorporating always-changing photos sent in from its consumers. The diverse product line of Jones offers something for everyone – pure cane sugar soda, zero-calorie soda and an all-naturally sweetened sparkling beverage with only 30 calories, and Lemoncocco™ non-carbonated premium refreshment. Jones Soda is sold across North America in glass bottles, cans and on fountain through traditional beverage outlets, restaurants and alternative accounts. For more information, visit www.jonessoda.com or www.myjones.com or www.drinklemoncocco.com.

Forward-Looking Statements Disclosure

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. Factors that could affect the Company's actual results include, among others: its ability to successfully execute on its operating plans for 2017; consumer response to and market acceptance of 7-Select® ,the Company’s cobranded product with 7-Eleven, and the Company’s new product, Lemoncocco; the timing and amount of reorders for 7-Select®; competition in the fountain business, particularly from Coke and Pepsi; the Company’s ability to maintain and expand distribution arrangements with distributors, independent accounts, retailers or national retail accounts; its ability to manage operating expenses and generate sufficient cash flow from operations; its ability to increase revenues and achieve case sales goals on reduced operating expenses; its ability to effectively manage and grow international distribution and sales; its ability to develop and introduce new products to satisfy customer preferences; its ability to market and distribute brands on a national basis; changes in consumer demand or market acceptance for its products; its ability to increase demand and points of distribution for its products or to successfully innovate new products and product extensions; changes in pricing and SKUs of its products;its ability to maintain relationships with co-packers; its ability to maintain a consistent and cost-effective supply of raw materials; its ability to maintain brand image and product quality; its ability to attract, retain and motivate key personnel; the impact of currency rate fluctuations; its ability to protect its intellectual property; the impact of future litigation; the impact of intense competition from other beverage suppliers; and its ability to access the capital markets for any future equity financing, and any actual or perceived limitations by being traded on the OTCQB Marketplace. More information about factors that potentially could affect the Company’s operations or financial results is included in its most recent annual report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission on March 23, 2017. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this press release, whether as a result of new information, future events or otherwise.

JONES SODA CO.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three months ended March 31,
	2017	2016
	(In thousands, except share data)
Revenue	$3,535	$4,274
Cost of goods sold	2,682	3,102
Gross profit	853	1,172
Gross profit %	24.1%	27.4%

Operating expenses:
Selling and marketing	544	542
General and administrative	483	564
	1,027	1,106
Income (loss) from operations	(174)	66
Interest expense	(15)	(22)
Other (expense) income, net	(1)	12
Income (loss) before income taxes	(190)	56
Income tax expense, net	(7)	(7)
Net income (loss)	$(197)	$49

Net income (loss) per share - basic	$(0.00)	$0.00
Net income (loss) per share - diluted	$(0.00)	$0.00
Weighted average basic common shares outstanding	41,367,662	41,314,894
Weighted average diluted common shares outstanding	41,367,662	41,628,078

JONES SODA CO.
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2017	December 31, 2016
	(Unaudited)
	(In thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$554	$733
Accounts receivable, net of allowance of $15 and $13	2,044	2,174
Inventory	2,127	1,850
Prepaid expenses and other current assets	124	142
Total current assets	4,849	4,899
Fixed assets, net of accumulated depreciation of $557 and $922	23	25
Other assets	8	8
Total assets	$4,880	$4,932
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,853	$1,049
Line of credit	634	1,205
Accrued expenses	705	835
Taxes payable	9	26
Total current liabilities	3,201	3,115
Deferred rent	12	12
Shareholders’ equity:
Common stock, no par value:
Authorized — 100,000,000; issued and outstanding shares — 41,379,373 shares and 41,340,727 shares, respectively	53,788	53,772
Additional paid-in capital	8,715	8,674
Accumulated other comprehensive income	221	219
Accumulated deficit	(61,057)	(60,860)
Total shareholders’ equity	1,667	1,805
Total liabilities and shareholders’ equity	$4,880	$4,932

JONES SODA CO.
NON-GAAP RECONCILIATION
(In thousands)

	Three months ended March 31,
	2017	2016
GAAP net income (loss)	$(197)	$49
Stock based compensation	42	29
Interest expense	15	22
Income tax expense, net	7	7
Depreciation and amortization	3	4
Non-GAAP Adjusted EBITDA	$(130)	$111

CONTACT:
Jones Soda Co.
Max Schroedl, 206-624-3357
Chief Financial Officer
finance@jonessoda.com